Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 1, 2023 (November 6, 2023, as to the effects of the reverse stock split described in Note 15), relating to the financial statements of Cargo Therapeutics, Inc., appearing in the Registration Statement No. 333-275113 on Form S-1 of Cargo Therapeutics, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

November 14, 2023